UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 2, 2012

Post Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2503 S. Hanley Road

St. Louis, Missouri 63144

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code (314) 644-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K relates to the completion of the previously announced distribution (the “Distribution”), effective as of February 3, 2012 (the “Distribution Date”), at 11:59 p.m., Eastern time (the “Effective Time”), to holders of record of common stock of Ralcorp Holdings, Inc., a Missouri corporation (“Ralcorp”), at 5:00 p.m., Eastern time, on January 30, 2012, of one share of common stock of Post Holdings, Inc. (the “Company” or “Post”) for every two shares of Ralcorp common stock.

On January 30, 2012, the Company filed the Information Statement dated January 27, 2012 related to the Distribution (the “Information Statement”) as Exhibit 99.1 to the Company’s Current Report on Form 8-K (Film No. 12553472), which Information Statement is listed as Exhibit 99.1 hereto.

Item 1.01 Entry into a Material Definitive Agreement.

Separation and Distribution Agreement

On February 2, 2012, the Company entered into a Separation and Distribution Agreement (the “Separation Agreement”) with Ralcorp and Post Foods, LLC, a Delaware limited liability company (“Post Foods, LLC”), pursuant to which the Company was legally and structurally separated from Ralcorp.

Pursuant to the terms of the Separation Agreement,

•

(i) Post borrowed $175 million pursuant to the term loan facilities described in Item 2.03 below, $125 million of which was transferred to Ralcorp in the transactions described below; (ii) Ralcorp contributed all of the equity interest in Post Foods, LLC to Post in exchange for shares of Post’s common stock, $65,362,944 of the proceeds from the term loan facilities and $775 million aggregate principal amount of Post’s 7.375% senior notes due 2022; and (iii) the Company used $59,637,056 of the remaining proceeds from the term loan facilities to acquire the portion of the Post cereals business operating in Canada from Post Foods Canada Corp., an indirect wholly-owned subsidiary of Ralcorp, through an asset purchase transaction (the foregoing steps are collectively referred to herein as the “Internal Reorganization”);

•

all net intercompany debt and all intercompany receivables, payables, loans and other accounts between Post and its subsidiaries, on the one hand, and Ralcorp and its subsidiaries, on the other hand, in existence immediately prior to the effective time have been satisfied and/or settled;

•	all intercompany agreements and all other arrangements and course of dealings in effect immediately prior to the distribution have been terminated or cancelled, subject to certain exceptions;

•

the Company and Ralcorp agreed to use their respective commercially reasonable efforts to obtain any consents, approvals and amendments that are required or appropriate in connection with the transactions.

Certain Other Separation-Related Agreements

On February 3, 2012, pursuant to the Separation Agreement, the Company, Ralcorp and certain of their respective subsidiaries entered into certain ancillary agreements, including (i) a Transition Services Agreement under which Ralcorp or certain of its subsidiaries will provide the Company with certain services for a limited time to help ensure an orderly transition following the distribution; (ii) an Employee Matters Agreement that sets forth agreements between the Company and Ralcorp as to certain employment, compensation and benefits matters; (iii) a Tax Allocation Agreement that governs rights and obligations after the Distribution with respect to matters regarding U.S. federal, state, local and foreign income taxes and other taxes, including tax liabilities and benefits, attributes, returns and contests; and (iv) a Shareholder’s and Registration Rights Agreement that sets forth the obligations of the Company to effect the registration under applicable securities laws of the 6,775,985 shares of Post common stock retained by Ralcorp.

More complete descriptions of the Separation Agreement, the Transition Services Agreement, the Employee Matters Agreement, the Tax Allocation Agreement and the Shareholder’s and Registration Rights Agreement (the “Agreements”) are contained in the section entitled “Arrangements Between Ralcorp and Post” in the Information Statement, which section is incorporated by reference herein. Such descriptions are only summaries, do not purport to be complete, and are qualified in their entirety by reference to the full text of the Agreements, which are filed as Exhibits 2.1, 2.2, 2.3, 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

The information in Item 2.03 is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Credit Facilities

On February 3, 2012, the Company entered into a Credit Agreement (the “Credit Agreement”) among the Company, the institutions from time to time party thereto as Lenders (the “Lenders”), and Barclays Bank PLC, as Administrative Agent for the Lenders (in such capacity, the “Agent”), providing for credit facilities in an aggregate principal amount of $350,000,000 and incremental facilities in an aggregate amount of up to $250,000,000 (collectively, the “Credit Facility”). The proceeds of revolving loans under the Credit Facility will be available for working capital and for general corporate purposes.

The Credit Facility provides for (i) a revolving credit facility in a principal amount of $175,000,000 and (ii) a term loan facility in an aggregate principal amount of $175,000,000. Each of the revolving credit and term loan facilities must be repaid on or before February 3, 2017.

Borrowings under the Credit Facility bear interest at LIBOR or the Base Rate (as defined in the Credit Agreement) plus an applicable margin ranging from 1.50% to 2.00% for LIBOR-based loans and from 0.50% to 1.00% for Base Rate-based loans, depending upon the Company’s consolidated leverage ratio. In addition, the Credit Facility requires amortization repayments of the term loan facility as follows: quarterly payments from June 30, 2012 through December 31, 2012 each in the amount of $2,187,500, quarterly payments from March 31, 2013 through December 31, 2013 each in the amount of $4,375,000, quarterly payments from March 31, 2014 through December 31, 2014 each in the amount of $6,562,500, and quarterly payments from March 31, 2015 through December 31, 2016 each in the amount of $8,750,000. Any remaining principal balance under the Credit Facility would be payable at the maturity date.

The Credit Facility contains customary affirmative and negative covenants for agreements of this type. The Credit Facility also contains customary financial covenants including (a) a maximum consolidated leverage ratio initially set at 5.50 to 1.00 and stepping down to 5.25 to 1.00 on October 1, 2012, 5.00 to 1.00 on October 1, 2013, 4.75 to 1.00 on October 1, 2014 and 4.50 to 1.00 on October 1, 2015, and (b) a minimum interest expense coverage ratio initially set at 2.50 to 1.00 and then increasing to 2.75 to 1.00 on October 1, 2014.

The Credit Facility provides for customary events of default, including material breach of representations and warranties, failure to make required payments, failure to comply with certain agreements or covenants, failure to pay, or default under, certain other material indebtedness, certain events of bankruptcy and insolvency, the occurrence of certain judgments or attachments in excess of $25,000,000, change in control, and certain ERISA events. Upon the occurrence of an event of default, the Agent may, and at the request of lenders holding more than 50% in principal amount of lender commitments and outstanding loans under the Credit Facility will, cause the maturity of the loans to be accelerated.

The Company’s obligations under the Credit Facility are unconditionally guaranteed by each of its existing and subsequently acquired or organized domestic subsidiaries. As of this date, the only domestic subsidiary (and therefore the only subsidiary guarantor) is Post Foods, LLC. The Credit Facility is secured by security interests and liens on substantially all of the assets of the Company and Post Foods, LLC.

See the above description of borrowings under the term loan facility under Item 1.01 — Separation and Distribution Agreement, which is incorporated by reference herein.

7.375% Senior Notes Due 2022

On February 3, 2012, the Company issued senior notes (the “Notes”) in an aggregate principal amount of $775,000,000 to Ralcorp pursuant to a contribution agreement in connection with the Internal Reorganization. The Notes were issued pursuant to an Indenture dated as of February 3, 2012 among the Company, Post Foods, LLC, as guarantor, and Wells Fargo Bank, National Association, as trustee (the “Indenture”).

Pursuant to an exchange agreement by and among Ralcorp and certain investment banks, Ralcorp delivered the Notes to the investment banks in satisfaction of a term loan made by such banks or their affiliates to Ralcorp in an equal principal amount. Pursuant to an offering agreement, by and among the Company and the investment banks, as the several initial purchasers named therein, on February 3, 2012, the initial purchasers completed the sale of the Notes to certain qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transaction outside the United States in reliance on Regulation S under the Securities Act.

The Notes bear interest at a rate of 7.375% per year. Interest payments are due semi-annually each February 15 and August 15, with the first interest payment due on August 15, 2012. The maturity date of the Notes is February 15, 2022.

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Company’s existing and future domestic subsidiaries (other than immaterial subsidiaries or receivables finance subsidiaries). As of this date, the only domestic subsidiary (and therefore the only subsidiary guarantor) is Post Foods, LLC. The Company’s foreign subsidiaries will not guarantee the notes.

The Notes and the subsidiary guarantee are unsecured, senior obligations. Accordingly, they are:

•	equal in right of payment with all of the Company and the subsidiary guarantors’ existing and future senior indebtedness;

•	senior in right of payment to any of the Company’s and the subsidiary guarantors’ future subordinated indebtedness;

•

effectively subordinated to all of the Company’s and the subsidiary guarantors’ existing and future secured indebtedness, including indebtedness under the Credit Facility, to the extent of the value of the collateral securing such indebtedness; and

•

effectively subordinated to all of the existing and future indebtedness and other liabilities, including trade payables, of the Company’s non-guarantor subsidiaries (other than indebtedness and other liabilities owed to the Company or any guarantor).

On or after February 15, 2017, the Company may redeem all or a part of the Notes at the redemption prices (expressed as a percentage of principal amount of the Notes) set forth below, plus accrued and unpaid interest, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Redemption Year	Price
2017	103.688%
2018	102.458%
2019	101.229%
2020 and thereafter	100.000%

If the Company experiences a Change of Control (as defined in the Indenture), holders of the Notes may require the Company to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture limits the Company’s ability and the ability of its restricted subsidiaries to, among other things: borrow money or guarantee debt; create liens; pay dividends on or redeem or repurchase stock; make specified types of investments and acquisitions; enter into or permit to exist contractual limits on the ability of its subsidiaries to pay dividends to the Company; enter into new lines of business; enter into transactions with affiliates; and sell assets or merge with other companies. If in the future the Notes have an investment grade credit rating by both Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services, certain of these covenants will, thereafter, no longer apply to the notes for so long as the Notes are rated investment grade by the two rating agencies.

The Indenture contains customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest; (ii) breach of certain covenants contained in the indenture or the Notes, (iii) defaults in failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity, (iv) the failure to pay certain final judgments, (v) the failure of certain guarantees to be enforceable and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Registration Rights Agreement

The Notes are also subject to a Registration Rights Agreement dated as of February 3, 2012 (the “Registration Rights Agreement”) by and among the Company, Post Foods, LLC, as guarantor, and Barclays Capital Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC, as representatives of the several initial purchasers, pursuant to which the Company agreed to use commercially reasonable efforts to file a registration statement to register the Notes under the Securities Act on or prior to November 19, 2012 and consummate an exchange offer on or prior to January 28, 2013 or to file a shelf registration for the resale of the Notes if an exchange offer cannot be completed within that same exchange period.

If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective), or certain other actions taken, on or before the date the specified deadline, the annual interest rate on the Notes will increase by 0.25% per year. The amount of additional interest will increase by an additional 0.25% per year for any subsequent 90-day period until all registration defaults are cured, up to a maximum additional interest rate of 1.00% per year.

General

Copies of the Credit Agreement, the Indenture and the Registration Rights Agreement are filed as Exhibits 10.3, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions above are summaries of such agreements, do not purport to be complete, and are qualified in their entirety by the complete texts of each such agreement.

Certain of the Agents, Lenders and initial purchasers and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which they have received customary fees and compensation for these transactions and may in the future receive customary fees and compensation. Certain of the initial purchasers or their affiliates are Agents and Lenders under the Credit Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Items 1.01 and 8.01 is incorporated herein by reference. To the extent applicable, the issuance of shares by the Company to Ralcorp pursuant to the Internal

Reorganization was exempt from registration pursuant to Section 4(2) of the Securities Act.

Item 5.01 Changes in Control of Registrant.

The information in Items 1.01 and 8.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Election of Directors

As previously reported, effective as of the Effective Time, (i) Gregory A. Billhartz, Kevin J. Hunt and Scott D. Monette resigned as directors; (ii) David R. Banks, Terence E. Block, Jay W. Brown, Edwin H. Callison, Gregory L. Curl, William H. Danforth, Robert E. Grote, David P. Skarie and William P. Stiritz became directors of the Company, with Messrs. Curl, Danforth, and Skarie as Class I directors; Messrs. Banks, Block, and Grote as Class II directors; and Messrs. Brown, Callison and Stiritz as Class III directors; and (iii) William P. Stiritz became Chairman of the Board.

Adjustment of Post Deferred Compensation Plan Accounts

At the time of the Distribution, Post became liable with respect to distributions of the accounts of Messrs. Banks, Skarie and Stiritz under the Ralcorp Holdings, Inc. Deferred Compensation Plan for Non-Management Directors (the “Ralcorp Plan”). Such liability will be satisfied under the Post Deferred Compensation Plan for Non-Management Directors (the “Post Plan”). Prior to the Distribution, the notional account balances in the Ralcorp Plan were denominated in Ralcorp common stock. Immediately following the Distribution, the account balances were denominated in the Post Plan in both Ralcorp common stock and Post common stock. As of the Distribution Date, Mr. Stiritz’s account held approximately 52,973 Ralcorp stock equivalents and 26,487 Post stock equivalents.

Item 8.01 Other Events.

On February 3, 2012, Ralcorp caused its distribution agent to distribute 27,624,015 shares of the issued and outstanding shares of Post’s common stock to Ralcorp’s shareholders who held the Company’s shares as of close of business on the January 30, 2012 record date. After the distribution, Ralcorp retained 6,775,985 shares of Post common stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 8, 2012	Post Holdings, Inc. (Registrant)

	By:	/s/ Jeff A. Zadoks
Name: Jeff A. Zadoks
Title: Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Separation and Distribution Agreement dated as of February 2, 2012 by and among Ralcorp Holdings, Inc., the Company and Post Foods, LLC.

2.2*	Transition Services Agreement dated as of February 3, 2012 by and between Ralcorp Holdings, Inc. and the Company.

2.3*	Employee Matters Agreement dated as of February 3, 2012 by and between Ralcorp Holdings, Inc. and the Company.

2.4	Contribution Agreement dated as of February 3, 2012 by and between Ralcorp Holdings, Inc. and the Company.

4.1	Indenture dated as of February 3, 2012 by and among the Company, the Guarantors (as defined) and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement dated as of February 3, 2012, by and among the Company, Post Foods, LLC, and Barclays Capital Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC, as representatives of the several initial purchasers.

10.1	Tax Allocation Agreement dated as of February 3, 2012 by and between Ralcorp Holdings, Inc. and the Company.

10.2	Shareholder’s and Registration Rights Agreement dated as of February 3, 2012 by and between Ralcorp Holdings, Inc. and the Company.

10.3	Credit Agreement dated as of February 3, 2012, by and among the Company, the lenders named therein, and Barclays Bank PLC, as Administrative Agent.

99.1	Information Statement, dated January 27, 2012 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed January 30, 2012 (Film No. 12553472)).

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.